SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                  Form 8-K

                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): March 2, 1999

                           HEWLETT-PACKARD COMPANY
          (Exact name of registrant as specified in its charter)

      Delaware                  001-04423                  94-1081436
  (State or other              (Commission                (IRS Employer
   Jurisdiction of             File Number)             Identification No.)

            3000 Hanover Street, Palo Alto, California       94304
          (Address of principal executive offices)         (Zip Code)

     Registrant's telephone number, including area code: (650) 857-1501

                                     NA
  ------------------------------------------------------------------------
       (Former name or former address, if changed since last report)


  Item 5.    Other Events

       On March 2, 1999, Hewlett-Packard Company ("HP") announced that its Board of Directors approved plans to pursue a strategic realignment under which it would separate into two independent companies. One will be focused on the measurement businesses, the other on the computing and imaging businesses. Chairman, President and Chief Executive Officer Lewis
  E. Platt will lead the realignment. Edward W. (Ned) Barnholt, currently HP executive vice president and general manager of the Measurement Organization has been named chief executive officer of the to-be-formed new measurement company. Platt, together with three other members of HP's Board of Directors will constitute a special committee of the HP Board of Directors that will conduct a search for a chief executive officer for the computing and imaging businesses. The news release is attached as Exhibit 99.

  Item 7.    Financial Statements and Exhibits

  Exhibit No.   Description

     99         News release dated March 2, 1999


                                 SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           HEWLETT-PACKARD COMPANY


   Dated: March 2, 1999                     By:/s/D. Craig Nordlund
                                               --------------------------
                                               D. Craig Nordlund
                                               Associate General Counsel
                                               and Secretary


  EDITORIAL CONTACTS:                      PRGP0000903

  Lee Bonds
  (650) 857-2882
  lee_bonds@hp.com

  Anne McGrath
  (650) 857-5960
  anne_mcgrath@hp.com



                    HP ANNOUNCES STRATEGIC REALIGNMENT

                         TO CREATE TWO COMPANIES

        Platt to Lead Realignment as HP Chairman, President and CEO;
              Barnholt Named CEO of New Measurement Company;
         Search Begins for CEO of New Computing and Imaging Company



  PALO ALTO, Calif., March 2, 1999 -- Hewlett-Packard Company
  Chairman, President and Chief Executive Officer Lewis E. Platt today announced plans for a strategic realignment of Hewlett-Packard Company that will create two independent companies.

       "We are taking this action to sharpen the strategic focus of our businesses, improve their agility and increase their responsiveness to customers and partners," said Platt. "This will offer exciting opportunities for our employees and will enhance the two new companies' growth and earnings potential."

       The HP Board of Directors approved pursuing the realignment plan at a special meeting this morning. Under the plan, HP stockholders will hold shares in each company.

       "We are creating two distinct and strategically focused enterprises, one focused on the measurement businesses, the other on the computing and imaging businesses," said Platt. "These new companies will be financially strong and independently managed, each with its own board of directors and its own central research-and-development organization. Both companies will be able to better focus on growth in their individual markets. They will be well-positioned to build value for their stockholders, customers and employees."

        The new measurement company will comprise Hewlett-Packard Company's industry-leading test-and-measurement, components, chemical-analysis and medical businesses. These businesses represented $7.6 billion of HP's total revenue of $47.1 billion in fiscal 1998. With leading positions in multiple market segments, this technology-based company will be focused on high-growth opportunities such as communications and life sciences. A name has not yet been selected for the new measurement company.

        Edward W. (Ned) Barnholt, currently HP executive vice president and general manager of the Measurement Organization, has been named chief executive officer of the new measurement company. "I've asked Ned to take on this critical leadership role," said Platt. "He has the vision, experience and enthusiasm to position the company for accelerated growth and success."

        Hewlett-Packard Company is considering an initial public offering
  (IPO) for approximately 15 percent of the measurement company's outstanding shares by year-end. This offering would be the largest
  technology IPO in Silicon Valley history.   Subsequent to the IPO, HP
  would expect to distribute the remaining shares to its stockholders in a tax-free transaction.

        The new computing and imaging company will continue to operate under the Hewlett-Packard name and will include all of HP's enterprise computing systems, software and services, personal computer, and printing and imaging solutions businesses. These businesses will operate more autonomously and will adapt quickly to changing market needs.

        Platt, who drove the plan to create two companies, will continue as HP chairman, president and chief executive officer, and will manage the transformation until the separation is completed. Platt and HP Board members John B. Fery, Sam Ginn and Richard A. Hackborn will constitute a special committee of the HP Board of Directors that will conduct a search for a chief executive officer for the new computing and imaging company. Ginn will chair the committee.

       "The two new companies we're creating compete in fast-moving, highly competitive markets," said Platt. "This realignment positions each new company to deliver enhanced growth in revenue and earnings."

  The New Measurement Company
  ---------------------------

       The new measurement company, which includes the original HP businesses, will be one of the world's premier technology-based companies focusing on high-growth opportunities such as communications and life sciences. Its products and services are used widely to design, build and manage today's most advanced communications networks, including the Internet. In addition, the company also has leadership positions in fiber-optic, wireless and optoelectronics components. The company is a leader in certain segments of the medical-product and chemical-analysis markets, and will be pursuing new opportunities for growth in healthcare and biosciences.

       "We are building an exciting new company based on the strong heritage of HP technology, a culture of innovation and the excellent people throughout our organization," said Barnholt. "We will focus our strength on high-growth opportunities and extensions into new markets."

  The New Computing and Imaging Company
  -------------------------------------

       "Our computing and imaging company will be focused on providing unique solutions for the computer, printer and information-services markets," said Platt. Under the banner of the recently articulated e-services initiative, all of the computing and imaging businesses will capitalize on the opportunities in the second chapter of the Internet, the mass proliferation of electronic services.

       "The first chapter of the Internet was about access to information and self-service transactions," said Platt. "In the second chapter, modular electronic services will proliferate. HP will provide the fundamental innovations and solutions that will make it easier for companies to build and deploy e-services, including enabling technologies that allow these services to interact with and leverage each other. One of my top priorities is to drive the implementation of this strategy. We're confident that this will create exciting growth opportunities for our customers and for HP."

       In addition to delivering solutions with the e-service initiative, the computing and imaging businesses will continue to develop products for their individual markets. The businesses include the following:

       o  LaserJet Solutions Group;
       o  Inkjet Products Group;
       o  Enterprise Computing Solutions Organization; and
       o  Personal Systems Group.

  About the Realignment
  ---------------------

       Hewlett-Packard Company does not expect any significant overall workforce reductions as a result of the realignment. "This announcement is not about major short-term cost reductions," said Robert P. Wayman, HP executive vice president and chief financial officer. "Where we need to realign our workforce to support the new companies, we will manage this, as we have in the past, through our traditional approaches, such as redeployment, flex-force adjustments and attrition.

       Hewlett-Packard Company will seek any required tax and regulatory approvals worldwide and expects to complete the realignment during the first half of next year.

       The investment banking firms of Morgan Stanley Dean Witter and Goldman, Sachs & Co. are serving as advisors to Hewlett-Packard Company.

  About HP
  --------

       Hewlett-Packard Company is a leading global provider of computing, Internet and intranet solutions, services, communications products and measurement solutions, all of which are recognized for excellence in quality and support. HP has 122,800 employees and had revenue of $47.1 billion in its 1998 fiscal year.

       Information about HP, its products and the company's Year 2000 Program can be found on the World Wide Web at http://www.hp.com. Additional information about the realignment can be found on the HP Web site on March 4, 1999.

                                     # # #

  This news release contains forward-looking statements, based on current expectations, that involve risks and uncertainties that could cause results of Hewlett-Packard Company and the measurement company to differ materially from management's current expectations. These risks include: the ability of HP to successfully manage and complete the realignment process, including the ability to retain and motivate key employees; the potential for business disruption; risks relating to the worldwide allocation of assets and people between the two companies during the process; and risks that the IPO of the new measurement company may not be completed in a timely manner or at all. In addition, other risks that HP faces in running its operations include: the timely development, production and acceptance of new products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; the difficulty of keeping expense growth at modest levels while increasing revenues; the impact on customers and suppliers as they prepare for the year 2000; and other risks detailed from time to time in Hewlett-Packard's Securities and Exchange Commission reports, including but not limited to the annual report on Form 10-K for the year ended Oct. 31, 1998 and the quarterly report on Form 10-Q for the fiscal quarter ended Jan. 31, 1999.

                                    # # #